UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

Dendreon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30681	22-3203193
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Suite 3200, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 4, 2012, Dendreon Corporation (the “Company”) determined that it will either (i) include in its proxy statement for the Company’s 2013 Annual Meeting of Stockholders (to be held on or before May 4, 2013) a proposal (the “Rights Plan Proposal”) soliciting stockholder approval of the Amendment, dated May 4, 2012, to that certain Rights Agreement, dated as of September 18, 2002, between the Company and Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC (as amended, the “Rights Agreement”), or (ii) repeal the Rights Agreement prior to the 2013 Annual Meeting. In the event that the Company elects to include the Rights Plan Proposal in the proxy statement, and the Company does not receive the affirmative vote of the majority of shares present in person or represented by proxy at the 2013 Annual Meeting of Stockholders and entitled to vote on the matter, then the Company will promptly take action to repeal the Rights Agreement. As previously disclosed, the Company’s entry into the Rights Agreement was intended to help preserve under Section 382 of the Internal Revenue Code of 1986, as amended, the value of the net operating loss carryovers and other deferred tax assets of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: June 4, 2012	/s/ Christine Mikail
Christine Mikail
Executive Vice President, Corporate Development, General Counsel and Secretary